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                                                                       Exhibit 7
                             SUBSCRIPTION AGREEMENT

                  This is a Subscription Agreement made to be effective as of December 29, 1995, by and between the undersigned Irrevocable Trust for the Benefit of Ronald V. Joyce, an Ohio Trust ("SUBSCRIBER"), and Wendy's International, Inc., an Ohio corporation ("ISSUER");

                                   WITNESSETH:

                  WHEREAS, pursuant to a Share Purchase Agreement, dated as of October 31, 1995, as amended, among Wendy's International, Inc., an Ohio corporation ("ISSUER"), 1149658 Ontario Inc., an Ontario corporation and a subsidiary of ISSUER, 632687 Alberta Ltd., an Alberta corporation, continued as 1052106 Ontario Limited, an Ontario corporation (the "Company"), and the SHAREHOLDER (the "Purchase Agreement"), the parties thereto have agreed, subject to the terms and conditions set forth therein, that 1149658 Ontario Inc. shall acquire from the SHAREHOLDER all of the issued and outstanding shares of the Company and SHAREHOLDER shall receive 16,450,000 Non-Voting Exchangeable Shares of 1149658 Ontario Inc. (such shares, and shares of any successor corporation having terms substantially equivalent to those of the Non-Voting Exchangeable Shares of 1149658 Ontario Inc., being referred to herein as the "Newco Exchangeable Shares" and such entities being referred to herein as "NEWCO") which initially shall be exchangeable for 16,450,000 of the common shares, without par value, of the ISSUER (the "Wendy's Common Shares");

                  WHEREAS, pursuant to NEWCO's Articles of Incorporation ("NEWCO's Articles") and a Share Exchange Agreement, dated as of the date hereof (the "Share Exchange Agreement"), among ISSUER, NEWCO and the Shareholder, the Newco Exchangeable Shares held by the Shareholder may be exchanged from time to time for Wendy's Common Shares and the number of Wendy's Common Shares for which each of the Shareholder's Newco Exchangeable Shares may be exchanged from time to time (the "Specified Number") may be adjusted in certain circumstances set forth in NEWCO's Articles;

                  WHEREAS, ISSUER desires to give the Shareholder rights, as provided in this Subscription Agreement, equal to those of a holder of the number of Wendy's Common Shares for which the Newco Exchangeable Shares held by the Shareholder may be exchanged from time to time other than the right to receive dividends and the right to receive any amount in the event of the liquidation, dissolution or winding up of ISSUER; and

                  WHEREAS, on the date hereof, the Shareholder and SUBSCRIBER have entered into a Guaranty Agreement (the "Guaranty") pursuant to which the Shareholder has agreed to deliver to SUBSCRIBER the requisite number of Newco Exchangeable Shares in order to enable SUBSCRIBER to pay the purchase price hereunder.

                  NOW THEREFORE, in consideration of the premises contained herein, the SUBSCRIBER and the ISSUER hereby make the following agreement, intending to be legally bound thereby:

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                  (1) The undersigned SUBSCRIBER hereby subscribes for and
purchases from ISSUER, and ISSUER hereby sells and agrees to issue to SUBSCRIBER, 16,450,000 Wendy's Common Shares (the "SUBSCRIBED SHARES") on the terms and subject to the conditions set forth herein. The number of SUBSCRIBED SHARES subject to this Subscription Agreement shall be adjusted as follows:

                           (A) The number of SUBSCRIBED SHARES subject to this Subscription Agreement shall be reduced from time to time (such reduction to take effect automatically, without further action by any party, immediately upon the occurrence of any event requiring such reduction) by (i) the number of Wendy's Common Shares issued pursuant to the terms of the Share Exchange Agreement or NEWCO's Articles, (ii) the number equal to the Specified Number (as of the date of such withdrawal) multiplied by the number of Newco Exchangeable Shares withdrawn by Wendy's from time to time from the Escrow Funds (as defined) pursuant to the terms of the Escrow Agreement, dated as of the date hereof, among the ISSUER, NEWCO, the Shareholder and The Trust Company of Bank of Montreal as Escrow Agent; and (iii) the number equal to the Specified Number (as of the date of such purchase for cancellation) multiplied by the number of Newco Exchangeable Shares purchased for cancellation by NEWCO from time to time pursuant to NEWCO's Articles;

                           (B) If and whenever at any time during the term of this Subscription Agreement, the ISSUER shall take any action affecting or relating to the outstanding Wendy's Common Shares which results in an adjustment pursuant to
                                    Article 12 of the provisions attaching to the Newco Exchangeable Shares of the Specified Number, the number of SUBSCRIBED SHARES subscribed for pursuant to this Subscription Agreement at such time shall be correspondingly adjusted (such adjustment to take effect automatically, without further action by any party, simultaneously with the effectiveness of the adjustment of the Specified Number) so that the number of SUBSCRIBED SHARES subject to this Agreement thereafter shall be equal to the Specified Number multiplied by the number of Newco Exchangeable Shares then held by the Shareholder; and

                           (C) If and whenever at any time during the term of this Subscription Agreement, the outstanding Wendy's Common Shares shall be reclassified, exchanged or converted into other shares, securities or property, otherwise than as a result of a Common Share Reorganization (as defined in Section 12.1 of the provisions attaching to the Newco Exchangeable Shares), or if the designation of or rights, privileges, restrictions and conditions attached to the

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                                    Wendy's Common Shares are changed, of if
                                    there shall be an amalgamation, merger,
                                    reorganization, liquidation, dissolution, winding-up or other similar transaction affecting ISSUER (other than a transaction which does not result in any reclassification of the outstanding Wendy's Common Shares or a change of the Wendy's Common Shares into other assets, securities or property), or a transfer of all or substantially all of the assets of ISSUER to another corporation or entity (any such event being hereinafter referred to as a "Reclassification"), then, in the absence of any other event causing adjustment to the number of Wendy's Common Shares subject to this Subscription Agreement, SUBSCRIBER shall be entitled to receive and shall accept and ISSUER shall deliver to SUBSCRIBER at the time SUBSCRIBER would otherwise have received the SUBSCRIBED SHARES, in lieu of the number of SUBSCRIBED SHARES which SUBSCRIBER would have received at such time if there had been no Reclassification, the aggregate number and kind of shares or other securities or amount of other property which SUBSCRIBER would have been entitled to receive as a result of the Reclassification if, on the effective date thereof, SUBSCRIBER had held certificates evidencing the number of Wendy's Common Shares then subject to this Subscription Agreement.

In the event that the number of SUBSCRIBED SHARES shall be adjusted or this Subscription Agreement shall terminate pursuant to paragraph 8(b) hereof, ISSUER shall promptly give written notice of such adjustment or termination, as the case may be, to SUBSCRIBER.

                  (2) The purchase price for all, but not less than all, SUBSCRIBED SHARES shall be payable in full, upon five (5) business days advance written notice by SUBSCRIBER to ISSUER (unless payment is made on January 8, 2006, only by SUBSCRIBER'S conveyance to ISSUER of a number of Newco Exchangeable Shares equal to the number of SUBSCRIBED SHARES divided by the Specified Number (as of such date). Notwithstanding the foregoing, ISSUER shall not be obligated to issue fractional shares, and in lieu thereof ISSUER shall pay an amount in cash equal to the same fraction of the fair market value of a Wendy's Common Share at the date of payment. Unless this Subscription Agreement is earlier terminated in accordance with the provisions of paragraph (8) below, the SUBSCRIBER shall be obligated to make payment of the full purchase price hereunder on or before 5:00 p.m., Columbus, Ohio, time, on January 8, 2006. Upon payment of the purchase price hereunder by delivery of certificates evidencing Newco Exchangeable Shares duly endorsed for transfer to ISSUER at its principal executive offices, ISSUER shall cause its transfer agent to issue one or more certificate(s) to SUBSCRIBER representing SUBSCRIBER'S ownership of fully paid and nonassessable Wendy's Common Shares; provided, however, if SUBSCRIBER directs in writing that the certificate(s) be issued in the name of the BENEFICIARY (as defined in the Irrevocable Trust Agreement for the Benefit of Ronald V. Joyce of even date hereof), ISSUER shall cause the certificate(s) to be issued in the name of the BENEFICIARY upon receipt of written

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representations and warranties from the BENEFICIARY in substantially the form set forth in paragraph (3) below. If any Newco Exchangeable Shares delivered to the ISSUER hereunder shall have been deposited with the Escrow Agent under the Escrow Agreement, dated as of the date hereof, among the Shareholder, the ISSUER and The Trust Company of Bank of Montreal, as Escrow Agent, immediately prior to such delivery, ISSUER shall cause the certificate(s) representing the SUBSCRIBED SHARES to be issued for such Newco Exchangeable Shares to be issued in the name of the BENEFICIARY and to be delivered to the Escrow Agent in accordance with the terms of the Escrow Agreement.

                  (3) SUBSCRIBER hereby acknowledges, represents and warrants to ISSUER that:

                                                     (A) SUBSCRIBER is
                                    purchasing the SUB-SCRIBED SHARES for the purpose of investment and has no present intention of selling, transferring or otherwise distributing the SUBSCRIBED SHARES, except in compliance with applicable securities laws;

                                                     (B) SUBSCRIBER has such
                                    knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the SUBSCRIBED SHARES;

                                                     (C) SUBSCRIBER is aware
                                    that (i) the SUBSCRIBED SHARES have not been registered under the Securities Act of 1933 (the "Act") and (ii) the SUBSCRIBED SHARES cannot be sold, transferred, pledged or otherwise distributed by SUBSCRIBER unless a registration statement registering the SUBSCRIBED SHARES under the Act has been filed with the Securities and Exchange Commission and has become effective or unless the SUBSCRIBED SHARES are sold or otherwise distributed in a transaction in respect of which ISSUER has previously received an opinion of U.S. counsel, satisfactory to ISSUER, stating that such registration is not required;

                                                     (D) The SUBSCRIBED SHARES
                                    are subject to the restrictions on transfer in Section 5.6 of the Share Exchange Agreement; and

                                                     (E) ISSUER may prevent
                                    transfer and registration of transfer of the SUBSCRIBED SHARES unless ISSUER shall have received an opinion from U.S. counsel satisfactory to it to the effect that any such transfer would not violate the Act or the applicable laws of any state. ISSUER may


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                                    cause each certificate evidencing the
                                    SUBSCRIBED SHARES to bear a legend
                                    reflecting all applicable restrictions on transfer.

SUBSCRIBER agrees to, and shall be bound by, Section 5.6 of the Share Exchange Agreement.

                  (4) Upon acceptance of the Subscription Agreement by ISSUER, the following will occur:

                                                     (A) ISSUER shall list
                                    SUBSCRIBER as the record holder of the
                                    SUBSCRIBED SHARES on its record of
                                    shareholders in accordance with the
                                    provisions of Ohio Revised Code ("R.C.")
                                    section 1701.37(A);

                                                     (B) SUBSCRIBER will be a
                                    shareholder of ISSUER entitled to exercise the rights specified in paragraph (5) below automatically by operation of Section 1701.01(F) of the R.C.; and

                                                     (C) The SUBSCRIBED SHARES
                                    will be deemed to be outstanding only for the purposes specified in paragraph (5) below.

                  (5) Except as provided in paragraph (6) below, SUBSCRIBER shall be entitled to all of the rights of a record holder of Wendy's Common Shares with respect to the SUBSCRIBED SHARES, including but not limited to, the following:

                                                     (A) all voting rights on
                                    any matter, question or proposition
                                    whatsoever that may properly come before the holders of Wendy's Common Shares, including the right to vote in person or by proxy and to execute consents, waivers and releases (through the exercise of such rights by SUBSCRIBER'S Trustee pursuant to the terms of the Irrevocable Trust Agreement for the Benefit of Ronald V. Joyce of even date herewith);

                                                     (B) the right to receive
                                    copies of any notice or other communication which the ISSUER provides all of its shareholders;

                                                     (C) dissenter's rights in
                                    accordance with the provisions of R.C.
                                    sections 1701.74, 1701.76, 1701.80,
                                    1701.801, 1701.84, 1701.85, as currently in
                                    effect or as amended during the term hereof, or any successor provisions, Ohio common law and the Regulations of ISSUER; provided, in the event that SUBSCRIBER becomes entitled to relief as a dissenting shareholder pursuant to R.C. section 1701.85, or any successor provision,

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                                    SUBSCRIBER'S right to receive the fair cash
                                    value of the SUBSCRIBED SHARES will be
                                    contingent upon SUB-SCRIBER'S prior payment of the full purchase price under this Subscription Agreement as defined in paragraph (2) above;

                                                     (D) the right to inspect
                                    books and records in accordance with the provisions of R.C. section 1701.37(C), as currently in effect or as amended during the term hereof, or any successor provision, Ohio common law and the Regulations of ISSUER; and

                                                     (E) the right to call a
                                    meeting in accordance with the provisions of R.C. section 1701.40, as currently in effect or as amended during the term hereof, or any successor provision, Ohio common law and the Regulations of ISSUER.

                  (6) ISSUER and SUBSCRIBER agree that, prior to the payment of the full purchase price for all SUBSCRIBED SHARES covered by this Subscription Agreement from time to time, SUBSCRIBER shall not acquire any rights as a shareholder of ISSUER to receive the following:

                                                     (A) any dividends or
                                    distributions paid on the Wendy's Common
                                    Shares;

                                                     (B) any amounts available
                                    for distribution to shareholders of ISSUER in the event of the liquidation, dissolution or winding up of ISSUER; and

                                                     (C) any Wendy's Common
                                    Shares, rights, options or warrants,
                                    evidences of indebtedness or other
                                    securities or property to which shareholders of ISSUER may become entitled in any of the transactions described in Article 12 of the provisions attaching to the Newco Exchangeable Shares contained in NEWCO's Articles.

In addition, SUBSCRIBER may not sell, transfer, exchange, pledge, hypothecate or otherwise dispose of the SUBSCRIBED SHARES or any interest therein or any of its rights under this Subscription Agreement.

                  (7) Pursuant to the Guaranty, Shareholder has agreed to deliver to SUBSCRIBER Shareholder's Newco Exchangeable Shares in order to enable SUBSCRIBER to pay the purchase price hereunder. Unless this Subscription Agreement is earlier terminated in accordance with paragraph (8)(a) or (b) hereof, SUBSCRIBER agrees to take all action consistent with this Subscription Agreement, the Guaranty and applicable laws that is necessary, desirable or appropriate to acquire the Newco Exchangeable Shares in order to satisfy its obligation under paragraph (2) above to pay the full purchase price on or before January 8, 2006.

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                  (8) This Subscription Agreement shall terminate only upon the occurrence of either of the following events: (a) payment of the full purchase price hereunder or (b) there are no Newco Exchangeable Shares outstanding except Newco Exchangeable Shares held by ISSUER.

                  (9) This Subscription Agreement shall be construed in accordance with and governed in all respects by the laws of the State of Ohio.

                  (10) This Subscription Agreement may not be assigned by either party except with the written consent of both parties.

                  IN WITNESS WHEREOF, this Subscription Agreement has been executed by or on behalf of SUBSCRIBER on December 29, 1995.

                                       SUBSCRIBER:

                                       IRREVOCABLE TRUST FOR THE
                                       BENEFIT OF RONALD V. JOYCE

Accepted by ISSUER                     The Huntington Trust Company, N.A.,
on December 29, 1995                         Trustee

                                       By:  /s/ Candada J. Moore
                                          ---------------------------

                                          Title:  Vice President
                                                ---------------------
By:  /s/ Gordon F. Teter
   --------------------------

  Its President, Chief Executive Officer
     -----------------------------------
      and Chief Operating Officer
      ---------------------------------

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